================================================================================

                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
[X]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Aquacell Technologies
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          AQUACELL TECHNOLOGIES, INC.

                            10410 TRADEMARK STREET
                          RANCHO CUCAMONGA, CA 91730

                               -----------------

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                               December 5, 2001

                               -----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of AquaCell Technologies, Inc. ("Company") will be held at the Hilton Hotel, 700 N. Haven Avenue, Ontario, CA 91764 on December 5, 2001, at 10:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement:

    1. To elect one director to serve for the ensuing three-year period and until his successor is elected and qualified; and

    2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

   The Board of Directors has fixed the close of business on October 7, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

   You are earnestly requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

                                          By Order of the Board of Directors

                                          Karen B. Laustsen, Secretary

Rancho Cucamonga, California
October 29, 2001

                          AQUACELL TECHNOLOGIES, INC.

                            10410 TRADEMARK STREET
                          RANCHO CUCAMONGA, CA 91730

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 5, 2001

                               -----------------

   This Proxy Statement and the accompanying form of proxy is furnished to stockholders of AquaCell Technologies, Inc. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the Hilton Hotel, 700 N. Haven Avenue, Ontario, CA 91764 on December 5, 2001, at 10:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted FOR the election of the nominee listed herein.

   The Company's executive offices are located at 10410 Trademark Street, Rancho Cucamonga, CA 91730. On or about October 29, 2001, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended June 30, 2001, are to be mailed to each stockholder of record at the close of business on October 7, 2001.

                               VOTING SECURITIES

   The Board of Directors has fixed the close of business on October 7, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of October 7, 2001, the Company had issued and outstanding 7,743,250 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

   The following table sets forth certain information as of October 7, 2001 (on which date 7,743,250 shares of the Company's Common Stock were outstanding), with respect to (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer whose compensation exceeded $100,000 in fiscal 2000, and (iv) all directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

                                                                 Shares of Common     Percentage of
                                                                Stock Beneficially    Common Stock;
           Name and Address                                          Owned(2)      Warrants and Options
           ----------------                                     ------------------ --------------------
James C. Witham(1).............................................     2,100,491              27.1%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Karen B. Laustsen..............................................       600,000               7.8%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Gary S. Wolff..................................................       508,500               6.6%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Glenn A. Bergenfield...........................................       177,500(3)            2.3%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Dr. William DiTuro.............................................       132,500(3)            1.7%
10410 Trademark Street
Rancho Cucamonga, CA 91730

Union Labor Life Insurance Co..................................       650,000(4)            7.8%
111 Massachusetts Ave., NW
Washington, DC 20001

All officers and directors as a group (five persons)...........     3,518,991              45.1%

--------
(1) Includes an aggregate of 500,000 shares owned of record by Witham Group, LLC and JW Acquisitions, LLC which are entities in which Mr. Witham controls 100% of the outstanding equity.
(2) Includes exercise of private loan warrants in December, 2000.
(3) Includes 30,000 options exercisable within 60 days.
(4) Includes 550,000 warrants exercisable within 60 days.

                       PROPOSAL I: ELECTION OF DIRECTORS

   Our Restated Certificate of Incorporation provides for three classes of directors. Directors Witham and Bergenfield have been appointed to Class I and will serve until the meeting of stockholders in 2003; directors Laustsen and DiTuro have been appointed to Class II and will serve until the meeting of stockholders in 2002; and director Wolff has been appointed to Class III and will serve until the annual meeting of stockholders in 2001. After these directors' terms expire, newly elected directors shall serve for three year terms or until their successors are duly elected and qualified.

   One person will be elected at the Annual Meeting to serve as a director for a term of three years. The Board of Directors has nominated Gary S. Wolff as the candidate for election. Unless authority is withheld, the proxies solicited by the Board of Directors will be voted FOR the election of this nominee. In case the nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

             Name              Age                   Position
             ----              ---                   --------

 Gary S. Wolff................ 63  Chief Financial Officer, Treasurer, Director

Information About the Nominee

   Mr. Gary S. Wolff is a founder of AquaCell and has served as its Treasurer, Chief Financial Officer and as a Director since March, 1997. Prior to founding AquaCell, Mr. Wolff served as Chief Financial Officer and a director of U.S. Alcohol, a publicly held company from April, 1987 through July, 1996. Mr. Wolff also served as Chief Financial Officer and as a director of U.S. Drug Testing, Inc. and as Treasurer and a director of Good Ideas Enterprises, Inc. He is licensed as a Certified Public Accountant in the States of New York and New Jersey and during the period from July, 1996 through March, 1997 he was self-employed as a sole practitioner of accounting.

Information About the Other Directors and Executive Officers

   The Company's other directors and executive officers are as follows:

            Name              Age                     Position
            ----              ---                     --------

James C. Witham.............. 60  Chairman of the Board and Chief Executive Officer

Karen B. Laustsen............ 41  President, Chief Operating Officer, Secretary and
                                    Director

Glenn A. Bergenfield......... 48  Director

Dr. William DiTuro........... 45  Director

   Mr. James C. Witham founded AquaCell in March, 1997 and serves as its Chairman and Chief Executive Officer. Prior to founding AquaCell, Mr. Witham founded JW Acquisition Co. in May, 1996 and served as its Chief Executive Officer until March, 1997. From April, 1987 through May, 1996, Mr. Witham founded and served as Chairman, Chief Executive Officer and President of U.S. Alcohol Testing of America, Inc., a publicly traded company. Mr. Witham also served as Chairman and Chief Executive Officer of U.S. Alcohol's two publicly held subsidiaries, U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc. Mr. Witham is the husband of Karen B. Laustsen, President of AquaCell.

   Ms. Karen B. Laustsen is a founder of AquaCell and has served as its President, Chief Operating Officer, Secretary, and as a Director since March, 1997. Prior to founding AquaCell, Ms. Laustsen served as President of JW Acquisition Co. from May, 1996 through March, 1997. From April, 1987 through May, 1996, Ms. Laustsen served as Executive Vice President and a director of U.S. Alcohol. Ms. Laustsen also served on the board of directors of U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc. Ms. Laustsen is the wife of James C. Witham, Chairman of AquaCell.

   Mr. Glenn A. Bergenfield has been a director of AquaCell since July 1997. For the past fifteen years, Mr. Bergenfield has been self-employed as a sole practitioner of law in the State of New Jersey. Mr. Bergenfield served as a director of U.S. Alcohol, and as a director of U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc.

   Dr. William DiTuro has been a director of AquaCell since July 1997. Dr. DiTuro has been self-employed as a sole practitioner of general pediatrics since 1986 and has served as a clinical instructor of pediatrics at the Robert Wood Johnson Medical School. Dr. DiTuro served as a director of U.S. Alcohol, U.S. Drug Testing, Inc. and Good Ideas Enterprises, Inc.

   The executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

   During the fiscal year ended June 30, 2001, the Company's Board of Directors held four meetings.

   The Board of Directors maintains an Executive Committee currently consisting of directors Witham, Laustsen and Wolff, which has all of the authority of the Board of Directors except as limited by applicable law. In addition we have an Audit Committee and a Compensation Committee which are required to consist of a majority of outside directors. The Audit Committee, currently consisting of directors Bergenfield and DiTuro, oversees actions taken by our independent auditors and reviews our internal audit controls. The Compensation Committee, currently consisting of directors Witham, Bergenfield and DiTuro, reviews the compensation levels of our employees and makes recommendations to the Board regarding compensation.

Audit Committee Information and Report

   The Company's audit committee was established in June 2000 and is currently comprised of Glenn Bergenfield and William DiTuro. The audit committee met twice in the fiscal year ended June 30, 2001.

Audit Fees

   For the fiscal year ended June 30, 2001, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of its financial statements included in the Company's quarterly reports totaled approximately $45,000.

Financial Information Systems Design and Implementation Fees

   For the fiscal year ended June 30, 2001, there were no fees billed for professional services by the Company's independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of its information system or managing its local area network.

All Other Fees

   For the fiscal year ended June 30, 2001, the aggregate fees billed for all other professional services rendered by its independent auditors totaled approximately $117,000.

Audit Committee Report

   Each member of the audit committee is an "independent director" and is "financially literate" as defined under the recently adopted Amex listing standards. The Amex listing standards define an "independent director" generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director's exercise of independent judgment. The Amex listing standards define "financially literate" as being able to read and understand fundamental financial statements (including a company's balance sheet, income statement and cash flow statement).

   Pursuant to the audit committee's written charter, which was adopted on June 1, 2000, the audit committee's responsibilities include, among other things:

  . annually reviewing and reassessing the adequacy of the committee's formal charter;

  . reviewing the annual audited financial statements with the Company's management and its independent auditors and the adequacy of its internal accounting controls;

  . reviewing analyses prepared by the Company's management and independent auditors concerning significant financial reporting issues and judgments made in connection with the preparation of its financial statements;

  . making recommendations concerning the engagement of the independent auditor;

  .  reviewing the independence of the independent auditors;

  . reviewing the Company's auditing and accounting principles and practices with the independent auditors and reviewing major changes to its auditing and accounting principles and practices as suggested by the independent auditor or its management; and

  . reviewing all related party transactions on an ongoing basis for potential conflict of interest situations.

   A copy of the audit committee charter is attached as Appendix A.

   The Company's audit committee has met and held discussions with management and its independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with the independent auditors and management the auditors' independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by the Company's independent auditors. Based upon the committee's discussion with management and the independent auditors and the committee's review of the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the Board of Directors include the audited consolidated financial statements in its annual report on Form 10-KSB for the fiscal year ended June 30, 2001.

                                          Glenn Bergenfield
                                          William DiTuro

Executive Compensation

   The following table sets forth information concerning compensation for the fiscal years indicated for services in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the only other executive officer whose compensation was in excess of $100,000 during the fiscal year ended June 30, 2001.

                                                                                Long-Term
                                                     Annual Compensation       Compensation
                                                   ----------------------- --------------------
                                                                           Options  All Other
           Name and Principal Position             Year Salary($) Bonus($) Granted Compensation
           ---------------------------             ---- --------- -------- ------- ------------
James C. Witham................................... 2001  196,000       --    --         --
 Chairman of the Board and Chief Executive Officer 2000  153,000   23,000    --         --
                                                   1999   76,000       --    --         --

Gary S. Wolff..................................... 2001  103,000       --    --         --
 Treasurer, Chief Financial Officer and Director.. 2000   79,000    7,000    --         --
                                                   1999   40,000       --    --         --

   No options were granted to the executive officers in the last fiscal year. The executive officers do not hold any options.

   Employment Agreements. On February 12, 2001, we entered into five-year employment agreements with each of Mr. Witham and Ms. Laustsen, and a two-year employment agreement with Mr. Wolff. These agreements provide for base salaries of $265,000, $160,000, and $142,000, respectively, and also provide for bonuses to be paid based upon established financial performance targets. Each of these employment agreements contains standard noncompete, confidentiality and benefit provisions, including provisions for severance compensation in the event of a termination without cause or transactions that result in a change in control of AquaCell. Each of these contracts provide that after the first year, the base salary amounts will be subject to increase by 50% of the amount of any bonus, with such bonus to be based on net sales and net income earned during the prior year. The terms of the employment agreements, including bonus criteria were reviewed and approved by the Compensation Committee.

Summary of Incentive Stock Plan

   Our 1998 Incentive Stock Plan, covering 1,000,000 shares of our Common Stock, will be administered by the Compensation Committee of our Board of Directors. Among the Compensation Committee's powers will be the authority to:

  .  interpret the plan;

  .  establish rules and regulations for its operation;

  . select officers, other key employees, consultants and advisors to receive awards; and

  .  determine the form, amount and other terms and conditions of awards.

   Directors, officers, key employees and independent contractors will be eligible to participate in the plan. The selection of participants is within the discretion of the Compensation Committee.

   The plan provides for the grant of any or all of the following types of awards:

  . stock options, including nonqualified stock options and incentive stock options;

  .  stock awards;

  .  stock appreciation rights;

  .  performance shares; and

  .  performance units.

   Awards may be granted by themselves, in combination or in tandem with other awards as determined by the Compensation Committee.

  . Under the plan, the Compensation Committee may grant awards in the form of nonqualified stock options or incentive stock options, shares of our Common Stock, stock appreciation rights, performance shares or performance units. The Compensation Committee, with regard to each stock option, will determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The following limitations are applicable under the plan: no incentive stock options may be exercisable later than ten years after the date they are granted and no nonqualified stock options may be exercisable later than fifteen years after the date they are granted;

  . the aggregate fair market value at the time of grant of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year cannot be more than $100,000;

  . the exercise price of a stock option will not be less than 100% of the fair market value of the shares of Common Stock on the date the option is granted for incentive stock options or less than 85% of the market value for non qualified stock options (or, in either case, not less than 110% of fair market value if the optionee is an officer, director or a 10% stockholder);

  . the option price must be paid by a participant by check or, in the discretion of the Compensation Committee, by delivery of our Common Stock; and

  . awards may be subject to such terms, conditions, restrictions or limitations, as the Compensation Committee deems appropriate, including restrictions on transferability and continued employment.

   Under the plan, each stock appreciation right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject to the stock appreciation right up to the date the right is exercised. Stock appreciation rights may be granted independent of, or in connection with, stock options. In the case of stock appreciation rights issued independent of stock options, the appreciation shall not be measured from a value less than 85% of the fair market value of the shares on the date of grant. If the stock appreciation rights are issued in connection with stock options, the appreciation shall be measured from not less than the option price. No stock appreciation right may be exercised earlier than six months after the date of grant or later than the earlier of the term of the related option or fifteen years after the date it was granted.

   Performance shares and units may be awarded either alone or in addition to other awards and will consist of:

  . in the case of performance shares, the right to receive shares of Common Stock or cash of equal value at the end of a specified performance period; or

  . in the case of performance units, the right to receive a fixed dollar amount, payable in cash or shares of Common Stock or a combination of both at the end of a specified performance period.

   The Compensation Committee may condition the performance shares or units on the attainment of specified performance goals or such other facts or criteria as the committee shall determine.

   The plan provides that awards shall not be transferable otherwise than by law or by will or the laws of descent and distribution. However, the Compensation Committee may permit the transferability of an award to members of the participant's immediate family or trusts or family partnerships for the benefit of such family members.

   The Board of Directors has the right to amend, suspend or terminate the plan at any time, subject to the rights of participants under any outstanding awards. However, no amendment to the plan may be made without the approval of our stockholders if such approval is required by law or regulatory authority.

Compliance with Section 16(a) of the Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934 requires AquaCell's directors and executive officers to file with the SEC initial reports of ownership and changes in ownership of AquaCell's common stock during the fiscal year ended June 30, 2001. AquaCell believes that its officers and directors complied with all these filing requirements during the fiscal year. The Company has relied upon the representations of its directors and executive officers. The Company does not believe any other stockholders are subject to Section 16(a) filing requirements.

                            Stock Performance Graph

   The graph depicted below shows a comparison of cumulative stockholder returns for the Company, the American Stock Exchange Index and the Company's peer group.

                      Comparison of Cumulative Return for
                 The Period February 12, 2001 to June 30, 2001


                                    [CHART]

            AQUACELL TECHNOLOGIES INC   AMERICAN STOCK EXCHANGE IND   PEER GROUP
12-Feb-01   100                           100                            100
1-Feb       107                            96.8                           95.22
1-Mar       101                            93.53                          89.6
1-Apr        80                           101.5                          102.12
1-May        99                           100.21                         119.65
1-Jun        90                            97.88                         120.15


                           ANNUAL RETURN PERCENTAGE

                                     Years Ending
                            ------------------------------
Company Name / Index        Feb01 Mar01 Apr01  May01 Jun01
--------------------        ----- ----- ------ ----- -----
AQUACELL TECHNOLOGIES INC    7.00 -5.61 -20.79 23.75 -9.09
AMERICAN STOCK EXCHANGE IND -3.20 -3.38   8.52 -1.28 -2.32
PEER GROUP                  -4.78 -5.91  13.97 17.17  0.42

                                INDEXED RETURNS

                                  Base              Years Ending
     Company Name / Index        12Feb01 Feb01  Mar01  Apr01  May01  Jun01
     --------------------        ------- ------ ------ ------ ------ ------
     AQUACELL TECHNOLOGIES INC     100   107.00 101.00  80.00  99.00  90.00
     AMERICAN STOCK EXCHANGE IND   100    96.80  93.53 101.50 100.21  97.88
     PEER GROUP                    100    95.22  89.60 102.12 119.65 120.15
     Peer Group Companies
     --------------------
     IONICS INC
     OSMONICS INC
     PENTAIR INC

                            INDEPENDENT ACCOUNTANTS

   The Company anticipates that it will select the independent accounting firm of Richard A. Eisner & Company, P.C. as the auditors of the Company for the fiscal year ended June 30, 2002, although no formal recommendation has been made to the Company's Board of Directors by its audit committee as of the date of this proxy statement. A representative of Richard A. Eisner & Company, P.C., the auditors of the Company for the fiscal year ended June 30, 2001, is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                          2002 STOCKHOLDER PROPOSALS

   In order for stockholder proposals for the 2001 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Rancho Cucamonga, California not later than June 29, 2002. Stockholders are advised that the Company's management shall be permitted to exercise discretionary voting authority under proxies it solicits and obtains for the Company's 2002 Annual Meeting of Stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in the Company's proxy statement for such meeting, unless the Company receives notice of such proposal at its principal office in Rancho Cucamonga, California, not later than August 29, 2002.

                            SOLICITATION OF PROXIES

   The solicitation of proxies in the enclosed form is made on behalf of the company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telephone using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's stock.

                                 OTHER MATTERS

   The Board of Directors knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                          Karen B. Laustsen, Secretary

Rancho Cucamonga, California
October 29, 2001

                                  Appendix A

                            AUDIT COMMITTEE CHARTER
                                      OF
                          AQUACELL TECHNOLOGIES, INC.

I. ORGANIZATION

   There shall be a committee of the Board of Directors ("Board") for AQUACELL TECHNOLOGIES, INC., a Delaware corporation ("Corporation"), to be known as the Audit Committee ("Committee"). The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member.

   The Committee shall be comprised of at least two (2) members who shall be independent directors until such time as the Corporation is no longer considered a "Small Business Filer" under Securities and Exchange Commission Rules, at which time the Committee shall consist of at least three (3) members, each of whom is able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after his or her appointment. In addition, the Corporation will continue to have at least one member of the Committee that has past employment history in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

II. PURPOSE

   The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. It shall be the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels.

   While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.

   In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

   The Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants and financial management of the corporation.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board.

   The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

III. MEETINGS

   The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or its chair should meet with the independent accountants and management annually to review the Corporation's financials in accordance with Section IV (3) below.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

  Documents / Reports Review

    1. Review and update this Charter periodically (at least annually) as conditions dictate.

    2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

    3. Review with financial management and the independent accountants, the Annual Report on Form 10-K prior to its filing or prior to the release of earnings. The chairman of the Committee may represent the entire Committee for purposes of this review.

    4. Issue annually a report to be included in the Corporation's proxy statement as required by the rules of the Securities and Exchange Commission.

    5. Discuss with management and/or the Corporation's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Corporation's financial statements, and any material reports or inquires from regulatory or governmental agencies.

  Independent Accountants

    6. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence. The committee shall be responsible for obtaining a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1.

    7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

    8. Periodically consult with the independent accountants out of the presence of financial management about internal controls and the fullness and accuracy of the Corporation's financial statements.

  Financial Reporting Processes

    9. In consultation with the independent accountants and the financial management, review the integrity of the Corporation's financial reporting processes, both internal and external.

   10. Consider the independent accountants judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

   11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, or financial management.

  Process Improvement

   12. Establish regular and separate systems of reporting to the Committee by each of financial management, and the independent accountants regarding any significant judgments made in financial management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

   13. Following completion of the annual audit, review separately with each of financial management, and the independent accountants, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   14. Review any significant disagreement among financial management and the independent accountants in connection with the preparation of the financial statements.

   15. Review with the independent accountants and financial management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented; provided such review shall be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

  Compliance

   16. Review activities, organizational structure, and qualifications of financial management of the corporation.

   17. Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the Board deem necessary or appropriate.

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

                          AQUACELL TECHNOLOGIES, INC.

     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 5, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned Stockholder(s) of AQUACELL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby appoints James C. Witham, Proxy, with full power of substitution in the name, place and stead of the undersigned, to vote the Annual Meeting of Stockholders of the Company to be held on December 5, 2001 and at all adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters.

     1. Election of the following Director: Gary S. Wolff

      [_] FOR the nominee listed [_] WITHHOLD AUTHORITY to vote for the nominee

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                 (Continued and to be signed on reverse side)


     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE AND PROPOSALS LISTED ABOVE.

                                                          Date __________, 2001

                                                          _____________________
                                                          Signature

                                                          _____________________
                                                          Signature if held
                                                          jointly

                                                          Please sign exactly
                                                          as name appears
                                                          above. When shares
                                                          are held by joint
                                                          tenants, both should
                                                          sign. When signing as
                                                          attorney, executor,
                                                          administrator,
                                                          trustee or guardian,
                                                          please give full
                                                          title as such. If a
                                                          corporation, please
                                                          sign in full
                                                          corporate name by
                                                          President or other
                                                          authorized officer.
                                                          If a partnership,
                                                          please sign in
                                                          partnership name by
                                                          authorized person.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.